                                  Exhibit 11
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                             Pitt-Des Moines, Inc.

                                                           Years Ended December 31,
                                                         1994         1993        1992
                                                      -----------  ----------  ----------
Primary
 Average shares outstanding                             2,323,651   2,323,645   2,414,670
 Dilutive stock options based on
   treasury stock method using
   average market price                                     1,699       2,002      10,841
                                                      -----------  ----------  ----------
                                                        2,325,350   2,325,647   2,425,511
                                                      ===========  ==========  ==========
 Income from continuing operations                     11,979,821     566,979   4,079,582
 Income from discontinued operations, net of taxes         80,362     470,962     820,431
                                                      -----------  ----------  ----------
 Net income                                           $12,060,183  $1,037,941  $4,900,013
                                                      ===========  ==========  ==========

 Income per common share:
  Continuing operations                                     $5.16       $0.25       $1.68
  Discontinued operations                                     .03         .20         .34
                                                      -----------  ----------  ----------
 Net income per common share                                $5.19       $ .45       $2.02
                                                      ===========  ==========  ==========
Fully Diluted
 Average shares outstanding                             2,323,651   2,323,645   2,414,670
 Dilutive stock options based on treasury stock
   method using greater of year-end or average
   market price                                             1,699       2,002      11,444
                                                      -----------  ----------  ----------
                                                        2,325,350   2,325,647   2,426,114
                                                      ===========  ==========  ==========
 Income from continuing operations                     11,979,821     566,979   4,079,582
 Income from discontinued operations, net of taxes         80,362     470,962     820,431
                                                      -----------  ----------  ----------
 Net income                                           $12,060,183  $1,037,941  $4,900,013
                                                      ===========  ==========  ==========
 Income per common share:
  Continuing operations                                     $5.16       $0.25       $1.68
  Discontinued operations                                     .03         .20         .34
                                                      -----------  ----------  ----------
 Net income per common share                                $5.19       $ .45       $2.02
                                                      ===========  ==========  ==========
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